Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws; and
(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

Articles Supplementary dated as of November 16, 2010 of
Bridgeway Funds, Inc. (the "Company") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit
28(a)(3) to Post-Effective Amendment ("PEA") No. 34 to the
Company's Registration Statement on Form N-1A (the "Registration
Statement") filed on December 27, 2010.

Articles of Amendment dated as of June 28, 2010 of the Company was previously filed with the SEC as exhibit 28(a)(2) to PEA No.
32 to the Company's Registration Statement filed on October 27,
2010.

(e) Copies of any new or amended Registrant investment advisory contracts

Form of Amendment to Management Agreement effective as of December 31, 2010, by and between the Company and Bridgeway Capital Management, Inc. was previously filed with the SEC as exhibit 28(d)(7) to PEA No. 34 to the Registration Statement on
December 27, 2010.

Management Agreement dated as of October 22, 2003, by and between the Company and Bridgeway Capital Management, Inc. was previously filed with the SEC as exhibit 28(d)(1) to PEA No. 30 to the Registration Statement on August 27, 2010.

Amendment to Management Agreement effective as of July 1, 2010, by and between the Company and Bridgeway Capital Management, Inc. was previously filed with the SEC as exhibit 28(d)(6) to PEA No. 30 to the Registration Statement on August 27, 2010.